1 Pilgrim’s Pride Reports Third Quarter 2026 Results GREELEY, Colo., October 28, 2026 (GLOBE NEWSWIRE) - Pilgrim’s Pride Corporation (NASDAQ: PPC), one of the world's leading food companies, reports its third quarter 2026 financial results. Third Quarter Highlights • Net Sales of $4.7 billion. • Consolidated GAAP Operating Income margin of 4.1%. • GAAP Net Income of $116.3 million and GAAP EPS of $0.49. Adjusted Net Income of $117.7 million, and Adjusted EPS of $0.49. • Adjusted EBITDA of $316.3 million, or a 6.8% margin, with Adjusted EBITDA margins of 6.9% in the U.S., 7.4% in Europe, and 4.9% in Mexico. • U.S. Fresh benefited from its differentiated product mix and improvements in live operations and yield efficiencies throughout the quarter to partially compensate for declines in commodity cutout values. Volumes remained steady compared to previous quarter given promotional support and increased distribution, offsetting the impact of planned downtime from the investment in Pilgrim’s Ellijay, Ga., plant to grow in the small bird debone segment. • U.S. Prepared Foods accelerated its marketplace momentum as volumes rose over 15% compared to last year. Just Bare® continues to lead growth in the fully cooked chicken category as retail sales grew by over 25% versus prior year. Construction of the new prepared foods facility in Walker County, Ga., remains on track with commission expected in the second half of 2027. • Europe sales and volumes remained stable as affordability of poultry and meal offerings continued to resonate in the marketplace, while inflationary pressures and impacts of excess pork imports from European countries continue to be a challenge. Approval process for the acquisition of Walkers Deli & Sausage continues to progress with an anticipated close in early 2027. • Mexico’s fundamentals in the live commodity market improved from previous quarters despite extensive availability of protein in the country. Sales grew as fresh branded offerings in retail increased by over 40% compared to last year. Growth and geographical diversification with ramp-up of operations in the Merida region and the Southern Peninsula remains on schedule. • Pilgrim’s published an update of its sustainability efforts through 2025 that detailed progress on its environmental, social, and governance ambitions. Since 2019, Pilgrim’s has reduced its global Scope 1 & 2 emissions intensity by over 20%. During the past year, the company continued to cultivate an environment for team member safety and well-being as Global Safety Index has improved over 60% compared to last year and more than 6 million training hours have been provided during 2025. • Maintained strong liquidity position to support future growth opportunities as the company’s net leverage ratio is currently 1.76x Adjusted EBITDA, below the target of 2x to 3x.

(Unaudited)	Three Months Ended			Nine Months Ended		
	September 27, 2026	September 28, 2025	Y/Y Change	September 27, 2026	September 28, 2025	Y/Y Change
	(In millions, except per share and percentages)					
Net sales	$ 4,653.2	$ 4,759.3	(2.2) %	$ 13,812.1	$ 13,979.7	(1.2) %
U.S. GAAP EPS	$ 0.49	$ 1.44	(66.0) %	$ 0.97	$ 4.17	(76.7) %
Operating income	$ 191.5	$ 492.6	(61.1) %	$ 420.0	$ 1,409.4	(70.2) %
Adjusted EBITDA[(1)]	$ 316.3	$ 633.1	(50.0) %	$ 984.4	$ 1,853.2	(46.9) %
Adjusted EBITDA margin[(1)]	6.8 %	13.3 %	(6.5) pts	7.1 %	13.3 %	(6.2) pts

(1) Reconciliations for non-U.S. GAAP measures are provided in subsequent sections within this release.

"During the quarter, our differentiated portfolio of chicken products continued to experience strong demand as affordability and convenience continues to be priority among consumers across all regions," said Fabio Sandri, Pilgrim's President and CEO. "We remain focused on our investments and strategies to drive profitable growth and adapt our portfolio to changing conditions."

In the third quarter, U.S. demand for fresh chicken experienced moderate volume growth compared to near record levels from last year. USDA reports reflect a 2.2% increase in supply year over year, outpacing overall demand growth and pressuring commodity cutout values lower than previous period.

Case Ready maintained its presence throughout retail given additional distribution and investments in promotional activity with Key Customers. Small Bird demand remained firm due to continued consumer interest in boneless offerings from leading QSRs.

"While consumers maintained their interest in chicken across retail and foodservice, the market experienced a significant increase in supply," said Sandri. "We continue to improve the efficiency of our operations and given recent investments, we've created a more balanced portfolio better equipped to mitigate impacts of volatile commodity values."

U.S. Prepared Foods continues to drive profitable growth as both sales and margins increased versus last year. *Just Bare*® remains the fastest growing brand in the frozen fully cooked category as market share in volume rose over 300 basis points year over year. *Pilgrim's*® continues to bring excitement across retail and foodservice through its introduction of *Flamin' Hot*® offerings.

"Innovation remains a key pillar of growth within Prepared Foods, and the recent *Pilgrim's*® launch of *Flamin' Hot*® demonstrates our ability to generate meaningful consumer excitement with industry leading partners," Sandri said. "When combined with the momentum of *Just Bare*®, these efforts will further strengthen our portfolio and drive sustainable growth."

In Europe, value conscious shoppers throughout retail sought the company's poultry and meals offerings as volume and sales both rose compared to last year. In the branded portfolio, *Fridge Raiders*® and *Rollover*® continued to grow with additional opportunities for the remainder of the year from increased promotional activity and distribution. Margins compressed given challenging pork fundamentals and sustained escalation of input costs.

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3 “Our diversified portfolio continues to draw consumers seeking value,” remarked Sandri. “To that end, we’ll continue investing in our poultry supply chain to expand our presence. Additional opportunities exist to drive sales growth and enhance margins in our pork business through the pending Walkers acquisition.” Mexico’s profitability rose compared to the previous quarter as market fundamentals in the live commodity market improved. Key Customer partnerships in retail strengthened as volumes increased by more than 8% versus last year. Just Bare® led growth in retail fresh as volumes more than doubled compared to last year. Growth in the branded Prepared Foods portfolio continues as both Pilgrims® and Alamesa® grew by double digits. “While conditions in Mexico have been challenging throughout the year, we continue to improve our operational excellence, diversify our portfolio through branded offerings, and strengthen Key Customer partnerships,” said Sandri. “Our ongoing investments will further reinforce our ability to reduce volatility and drive sales growth.” Pilgrim’s recently provided an update on its sustainability efforts through 2025, which includes an overview of progress against environmental, social, and governance matters. The company continues to make continuous progress in Scope 1 & 2 emissions reduction, safety performance, product integrity and team member development. Conference Call Information A conference call to discuss Pilgrim’s quarterly results will be held tomorrow, October 29, at 7 a.m. MT (9 a.m. ET). Participants are encouraged to pre-register for the conference call using the link below. Callers who pre- register will be given a unique PIN to gain immediate access to the call and bypass the live operator. Participants may pre-register at any time, including up to and after the call start time. To pre-register, go to: https://dpregister.com/sreg/10212694/10518f0489e You may also reach the pre-registration link by logging in through the investor section of our website at https://ir.pilgrims.com in the “Events & Presentations” section. For those who would like to join the call but have not pre-registered, access is available by dialing +1 (844) 883- 3889 within the US, or +1 (412) 317-9245 internationally, and requesting the “Pilgrim’s Pride Conference.” Replays of the conference call will be available on Pilgrim’s website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. ### About Pilgrim’s Pride Pilgrim’s employs approximately 63,000 people and operates protein processing plants and prepared-foods facilities in 14 states, Puerto Rico, Mexico, the U.K, the Republic of Ireland and continental Europe. The Company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com. Forward-Looking Statements Statements contained in this press release that state the intentions, plans, hopes, beliefs, anticipations, expectations or predictions of the future of Pilgrim’s Pride Corporation and its management are considered forward-looking statements. Without limiting the foregoing, words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “should,” “targets,” “will” and the negative thereof and similar words

4 and expressions are intended to identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: matters affecting the poultry industry generally; the ability to execute the Company’s business plan to achieve desired cost savings and profitability; future pricing for feed ingredients and the Company’s products; outbreaks of avian influenza or other diseases, either in Pilgrim’s Pride’s flocks or elsewhere, affecting its ability to conduct its operations and/or demand for its poultry products; contamination of Pilgrim’s Pride’s products, which has previously and can in the future lead to product liability claims and product recalls; exposure to risks related to product liability, product recalls, property damage and injuries to persons, for which insurance coverage is expensive, limited and potentially inadequate; management of cash resources; restrictions imposed by, and as a result of, Pilgrim’s Pride’s leverage; changes in laws or regulations affecting Pilgrim’s Pride’s operations or the application thereof; new immigration legislation or increased enforcement efforts in connection with existing immigration legislation that cause the costs of doing business to increase, cause Pilgrim’s Pride to change the way in which it does business, or otherwise disrupt its operations; competitive factors and pricing pressures or the loss of one or more of Pilgrim’s Pride’s largest customers; currency exchange rate fluctuations, trade barriers, exchange controls, expropriation and other risks associated with foreign operations; disruptions in international markets and distribution channels, including, but not limited to, the impacts of the Russia-Ukraine conflict; the risk of cyber-attacks, natural disasters, power losses, unauthorized access, telecommunication failures, and other problems on our information systems; and the impact of uncertainties of litigation and other legal matters described in our most recent Form 10-K and Form 10- Q, including the In re Broiler Chicken Antitrust Litigation, as well as other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date of this release, whether as a result of new information, future developments or otherwise, except as may be required by applicable law. Contact: Andrew Rojeski Head of Strategy, Investor Relations, & Sustainability IRPPC@pilgrims.com www.pilgrims.com

5 PILGRIM’S PRIDE CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) September 27, 2026 December 28, 2025 (In thousands) Cash and cash equivalents $ 935,771 $ 640,235 Restricted cash and cash equivalents 1,186 — Trade accounts and other receivables, less allowance for credit losses 991,854 1,164,903 Accounts receivable from related parties 19,748 13,398 Inventories 2,074,806 2,031,259 Income taxes receivable 115,739 103,702 Prepaid expenses and other current assets 327,235 272,809 Assets held for sale — 11,057 Total current assets 4,466,339 4,237,363 Deferred tax assets 28,028 31,211 Other long-lived assets 161,747 113,195 Operating lease assets, net 318,363 257,784 Intangible assets, net 793,192 832,066 Goodwill 1,316,811 1,338,884 Property, plant and equipment, net 3,851,943 3,533,027 Total assets $ 10,936,423 $ 10,343,530 Accounts payable $ 1,652,888 $ 1,588,569 Accounts payable to related parties 49,211 43,516 Revenue contract liabilities 28,609 37,622 Accrued expenses and other current liabilities 1,047,645 1,095,858 Income taxes payable 109,945 123,769 Current maturities of long-term debt 911 924 Total current liabilities 2,889,209 2,890,258 Noncurrent operating lease liabilities, less current maturities 256,276 199,315 Long-term debt, less current maturities 3,404,706 3,093,113 Deferred tax liabilities 465,577 452,326 Other long-term liabilities 32,775 14,787 Total liabilities 7,048,543 6,649,799 Common stock 2,633 2,627 Treasury stock (544,687) (544,687) Additional paid-in capital 2,040,586 2,023,609 Retained earnings 2,477,929 2,245,523 Accumulated other comprehensive loss (100,843) (47,022) Total Pilgrim’s Pride Corporation stockholders’ equity 3,875,618 3,680,050 Noncontrolling interest 12,262 13,681 Total stockholders’ equity 3,887,880 3,693,731 Total liabilities and stockholders’ equity $ 10,936,423 $ 10,343,530

6 PILGRIM’S PRIDE CORPORATION CONSOLIDATED AND COMBINED STATEMENTS OF INCOME (unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands, except per share data) Net sales $ 4,653,206 $ 4,759,342 $ 13,812,069 $ 13,979,716 Cost of sales 4,319,534 4,099,958 12,793,155 12,050,164 Gross profit 333,672 659,384 1,018,914 1,929,552 Selling, general and administrative expense 142,169 164,997 587,441 498,233 Restructuring activities — 1,779 11,464 21,890 Operating income 191,503 492,608 420,009 1,409,429 Interest expense, net of capitalized interest 31,782 38,157 119,489 122,370 Interest income (1,579) (9,167) (12,199) (45,144) Foreign currency transaction losses 1,304 5,169 888 8,008 Miscellaneous, net (298) (2,931) (2,075) (3,209) Income before income taxes 160,294 461,380 313,906 1,327,404 Income tax expense 43,977 118,319 82,919 331,991 Net income 116,317 343,061 230,987 995,413 Less: Net income (loss) attributable to noncontrolling interests (1,289) 248 (1,419) 1,047 Net income attributable to Pilgrim’s Pride Corporation $ 117,606 $ 342,813 $ 232,406 $ 994,366 Weighted average shares of Pilgrim's Pride Corporation common stock outstanding: Basic 238,105 237,546 237,915 237,387 Effect of dilutive common stock equivalents 928 980 897 1,024 Diluted 239,033 238,526 238,812 238,411 Net income attributable to Pilgrim's Pride Corporation per share of common stock outstanding: Basic $ 0.49 $ 1.44 $ 0.98 $ 4.19 Diluted $ 0.49 $ 1.44 $ 0.97 $ 4.17

7 PILGRIM’S PRIDE CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited) Nine Months Ended September 27, 2026 September 28, 2025 (In thousands) Cash flows from operating activities: Net income $ 230,987 $ 995,413 Adjustments to reconcile net income to cash provided by operating activities: Depreciation and amortization 365,010 334,448 Asset impairment 22,263 844 Deferred income tax (benefit) 21,654 (34,042) Stock-based compensation 16,983 19,575 Loss on early extinguishment of debt recognized as a component of interest expense 16,327 573 Loss on property disposals 5,209 2,855 Loan cost amortization 3,817 3,718 Accretion of discount related to Senior Notes 1,669 1,796 Changes in operating assets and liabilities: Trade accounts and other receivables 154,564 (84,675) Inventories (64,632) (138,932) Prepaid expenses and other current assets (54,864) (34,558) Accounts payable, accrued expenses and other current liabilities 16,435 (42,442) Income taxes (27,163) 95,827 Long-term pension and other postretirement obligations 2,618 (245) Other operating assets and liabilities (26,690) (39,715) Cash provided by operating activities 684,187 1,080,440 Cash flows from investing activities: Acquisitions of property, plant and equipment (682,072) (441,146) Proceeds from property disposals 11,718 4,143 Business acquisitions (3,073) — Cash used in investing activities (673,427) (437,003) Cash flows from financing activities: Proceeds from revolving line of credit and long-term borrowings 709,308 — Payments on revolving line of credit, long-term borrowings and finance lease obligations (399,770) (114,772) Payments on early extinguishment of debt (14,548) (2,120) Payments of capitalized loan costs (6,464) — Payments for dividend — (1,994,347) Purchase of noncontrolling interest — (1,294) Cash provided by (used in) financing activities 288,526 (2,112,533) Effect of exchange rate changes on cash and cash equivalents (2,564) 41,281 Increase (decrease) in cash, cash equivalents and restricted cash 296,722 (1,427,815) Cash, cash equivalents and restricted cash, beginning of period 640,235 2,043,158 Cash, cash equivalents and restricted cash, end of period $ 936,957 $ 615,343

8 PILGRIM’S PRIDE CORPORATION Selected Financial Information (Unaudited) “EBITDA” is defined as the sum of net income plus interest, taxes, depreciation and amortization. “Adjusted EBITDA” is calculated by adding to EBITDA certain items of expense and deducting from EBITDA certain items of income that we believe are not indicative of our ongoing operating performance consisting of: (1) foreign currency transaction losses, (2) costs related to litigation settlements, (3) restructuring activities losses, (4) asset impairment, and (5) net income (loss) attributable to noncontrolling interest. EBITDA is presented because it is used by management and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with accounting principles generally accepted in the U.S. (“U.S. GAAP”), to compare the performance of companies. We believe investors would be interested in our Adjusted EBITDA because this is how our management analyzes EBITDA applicable to continuing operations. The Company also believes that Adjusted EBITDA, in combination with the Company’s financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of certain significant items on EBITDA and facilitates a more direct comparison of its performance with its competitors. EBITDA and Adjusted EBITDA are not measurements of financial performance under U.S. GAAP. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered in isolation or as substitutes for an analysis of our results as reported under U.S. GAAP. In addition, other companies in our industry may calculate these measures differently limiting their usefulness as a comparative measure. Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as an alternative to net income as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. These limitations should be compensated for by relying primarily on our U.S. GAAP results and using EBITDA and Adjusted EBITDA only on a supplemental basis. PILGRIM'S PRIDE CORPORATION Reconciliation of Adjusted EBITDA (Unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands) Net income $ 116,317 $ 343,061 $ 230,987 $ 995,413 Add: Interest expense, net(a) 30,203 28,990 107,290 77,226 Income tax expense 43,977 118,319 82,919 331,991 Depreciation and amortization 123,223 116,426 365,010 334,448 EBITDA 313,720 606,796 786,206 1,739,078 Add: Foreign currency transaction losses(b) 1,304 5,169 888 8,008 Litigation settlements(c) — 19,582 158,905 85,296 Restructuring activities losses(d) — 1,779 11,464 21,890 Asset impairment(e) — — 25,558 — Minus: Net income (loss) attributable to noncontrolling interest (1,289) 248 (1,419) 1,047 Adjusted EBITDA $ 316,313 $ 633,078 $ 984,440 $ 1,853,225

9 (a) Interest expense, net, consists of interest expense less interest income. (b) Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income. (c) This represents expenses recognized in anticipation of probable settlements in ongoing litigation. (d) Restructuring activities losses are related to costs incurred, such as severance for back-office consolidation. (e) Primarily due to the closure announcement of the Chattanooga, TN harvest plant.

10 The summary unaudited consolidated income statement data for the 12 months ended September 27, 2026 (the LTM Period) have been calculated by subtracting the applicable unaudited consolidated income statement data for the nine months ended September 27, 2026 from the sum of (1) the applicable audited consolidated income statement data for the year ended December 28, 2025 and (2) the applicable unaudited consolidated income statement data for the nine months ended September 27, 2026. PILGRIM'S PRIDE CORPORATION Reconciliation of LTM Adjusted EBITDA (Unaudited) Three Months Ended LTM Ended September 27, 2026 December 28, 2025 March 29, 2026 June 28, 2026 September 27, 2026 (In thousands) Net income $ 87,931 $ 101,450 $ 13,220 $ 116,317 $ 318,918 Add: Interest expense, net 33,044 30,977 46,110 30,203 140,334 Income tax expense 86,803 30,370 8,572 43,977 169,722 Depreciation and amortization 121,709 118,481 123,306 123,223 486,719 EBITDA 329,487 281,278 191,208 313,720 1,115,693 Add: Foreign currency transaction losses (gains) (1,231) 922 (1,338) 1,304 (343) Litigation settlements 77,363 23,194 135,711 — 236,268 Restructuring activities losses 9,464 2,765 8,699 — 20,928 Asset impairment — — 25,558 — 25,558 Minus: Net income (loss) attributable to noncontrolling interest (62) 27 (157) (1,289) (1,481) Adjusted EBITDA $ 415,145 $ 308,132 $ 359,995 $ 316,313 $ 1,399,585

EBITDA margins have been calculated by taking the relevant unaudited EBITDA figures, then dividing by net sales for the applicable period. EBITDA margins are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of EBITDA Margin
(Unaudited)

	Three Months Ended		Nine Months Ended		Three Months Ended		Nine Months Ended	
	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025	September 27, 2026	September 28, 2025
	(In thousands, except percent of net sales)							
Net income	$ 116,317	$ 343,061	$ 230,987	$ 995,413	2.49 %	7.21 %	1.67 %	7.12 %
Add:								
Interest expense, net	30,203	28,990	107,290	77,226	0.65 %	0.61 %	0.78 %	0.55 %
Income tax expense	43,977	118,319	82,919	331,991	0.95 %	2.49 %	0.60 %	2.37 %
Depreciation and amortization	123,223	116,426	365,010	334,448	2.65 %	2.44 %	2.64 %	2.39 %
EBITDA	313,720	606,796	786,206	1,739,078	6.74 %	12.75 %	5.69 %	12.43 %
Add:								
Foreign currency transaction losses	1,304	5,169	888	8,008	0.03 %	0.10 %	0.01 %	0.05 %
Litigation settlements	—	19,582	158,905	85,296	— %	0.41 %	1.15 %	0.61 %
Restructuring activities losses	—	1,779	11,464	21,890	— %	0.04 %	0.08 %	0.16 %
Asset impairment	—	—	25,558	—	— %	— %	0.19 %	— %
Minus:								
Net income (loss) attributable to noncontrolling interest	(1,289)	248	(1,419)	1,047	(0.03)%	0.01 %	(0.01)%	0.01 %
Adjusted EBITDA	$ 316,313	$ 633,078	$ 984,440	$ 1,853,225	6.80 %	13.29 %	7.13 %	13.24 %
Net sales	$ 4,653,206	$ 4,759,342	$13,812,069	$13,979,716				

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Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Three Months Ended September 27, 2026				Three Months Ended September 28, 2025			
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)			
Net income	$ 54,803	$ 48,940	$ 12,574	$116,317	$259,778	$ 52,792	$ 30,491	$343,061
Add:								
Interest expense, net[(a)]	30,386	(124)	(59)	30,203	32,853	(4)	(3,859)	28,990
Income tax expense	21,484	15,313	7,180	43,977	94,424	14,135	9,760	118,319
Depreciation and amortization	78,532	37,618	7,073	123,223	72,452	38,170	5,804	116,426
EBITDA	185,205	101,747	26,768	313,720	459,507	105,093	42,196	606,796
Add:								
Foreign currency transaction losses (gains)[(b)]	—	254	1,050	1,304	(1)	3,457	1,713	5,169
Litigation settlements[(c)]	—	—	—	—	19,582	—	—	19,582
Restructuring activities losses[(d)]	—	—	—	—	—	1,779	—	1,779
Minus:								
Net income (loss) attributable to noncontrolling interest	—	—	(1,289)	(1,289)	—	—	248	248
Adjusted EBITDA	$185,205	$102,001	$ 29,107	$316,313	$479,088	$110,329	$ 43,661	$633,078

(a) Interest expense, net, consists of interest expense less interest income.

(b) Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.

(c) This represents expenses recognized in anticipation of probable settlements in ongoing litigation.

(d) Restructuring activities losses are related to costs incurred, such as severance for back-office consolidation.

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Adjusted EBITDA by segment figures are presented because they are used by management and we believe they are frequently used by securities analysts, investors and other interested parties, as a supplement to our results prepared in accordance with U.S. GAAP, to compare the performance of companies.

PILGRIM'S PRIDE CORPORATION
Reconciliation of Adjusted EBITDA
(Unaudited)

	Nine Months Ended September 27, 2026				Nine Months Ended September 28, 2025			
	U.S.	Europe	Mexico	Total	U.S.	Europe	Mexico	Total
	(In thousands)				(In thousands)			
Net income	$ 52,592	$ 149,194	$ 29,201	$ 230,987	$ 721,336	$ 149,822	$ 124,255	$ 995,413
Add:								
Interest expense, net[(a)]	112,212	(3,743)	(1,179)	107,290	94,071	(2,082)	(14,763)	77,226
Income tax expense	19,988	45,886	17,045	82,919	243,640	40,058	48,293	331,991
Depreciation and amortization	233,009	111,738	20,263	365,010	209,987	108,236	16,225	334,448
EBITDA	417,801	303,075	65,330	786,206	1,269,034	296,034	174,010	1,739,078
Add:								
Foreign currency transaction losses (gains)[(b)]	(1)	(885)	1,774	888	2	3,770	4,236	8,008
Litigation settlements[(c)]	158,905	—	—	158,905	85,296	—	—	85,296
Restructuring activities losses[(d)]	—	11,464	—	11,464	—	21,890	—	21,890
Asset impairment[(e)]	25,558	—	—	25,558	—	—	—	—
Minus:								
Net income (loss) attributable to noncontrolling interest	—	—	(1,419)	(1,419)	—	—	1,047	1,047
Adjusted EBITDA	$ 602,263	$ 313,654	$ 68,523	$ 984,440	$1,354,332	$ 321,694	$ 177,199	$1,853,225

(a) Interest expense, net, consists of interest expense less interest income.

(b) Transactional functional currency gains/losses are included in the line item Foreign currency transaction losses in the Condensed Consolidated Statements of Income.

(c) This represents expenses recognized in anticipation of probable settlements in ongoing litigation.

(d) Restructuring activities losses are related to costs incurred, such as severance for back-office consolidation.

(e) Primarily due to the closure announcement of the Chattanooga, TN harvest plant.

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14 Adjusted Operating Income is calculated by adding to Operating Income certain items of expense and deducting from Operating Income certain items of income. Management believes that presentation of Adjusted Operating Income provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income to adjusted operating income as follows: PILGRIM'S PRIDE CORPORATION Reconciliation of Adjusted Operating Income (Unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands) GAAP operating income, U.S. operations $ 105,789 $ 384,123 $ 181,586 $ 1,057,916 Litigation settlements — 19,582 158,905 85,296 Asset impairment — — 25,558 — Adjusted operating income, U.S. operations $ 105,789 $ 403,705 $ 366,049 $ 1,143,212 Adjusted operating income margin, U.S. operations 3.9% 14.2% 4.6% 13.6 % Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands) GAAP operating income, Europe operations $ 63,415 $ 69,484 $ 188,721 $ 188,974 Restructuring activities losses — 1,779 11,464 21,890 Adjusted operating income, Europe operations $ 63,415 $ 71,263 $ 200,185 $ 210,864 Adjusted operating income margin, Europe operations 4.6% 5.1% 4.9% 5.3 % Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands) GAAP operating income, Mexico operations $ 22,299 $ 39,001 $ 49,702 $ 162,539 No adjustments — — — — Adjusted operating income, Mexico operations $ 22,299 $ 39,001 $ 49,702 $ 162,539 Adjusted operating income margin, Mexico operations 3.7% 7.4% 2.9% 10.3%

15 Adjusted Operating Income Margin for each of our reportable segments is calculated by dividing Adjusted operating income by Net Sales. Management believes that presentation of Adjusted Operating Income Margin provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of GAAP operating income margin for each of our reportable segments to adjusted operating income margin for each of our reportable segments is as follows: PILGRIM'S PRIDE CORPORATION Reconciliation of GAAP Operating Income Margin to Adjusted Operating Income Margin (Unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In percent) GAAP operating income margin, U.S. operations 3.9% 13.5% 2.3% 12.6 % Litigation settlements — % 0.7% 2.0% 1.0 % Asset impairment — % — % 0.3% — % Adjusted operating income margin, U.S. operations 3.9% 14.2% 4.6% 13.6 % Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In percent) GAAP operating income margin, Europe operations 4.6% 5.0% 4.6% 4.7 % Restructuring activities losses — % 0.1% 0.3% 0.6 % Adjusted operating income margin, Europe operations 4.6% 5.1% 4.9% 5.3 % Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In percent) GAAP operating income margin, Mexico operations 3.7% 7.4% 2.9% 10.3 % No adjustments — % — % — % — % Adjusted operating income margin, Mexico operations 3.7% 7.4% 2.9% 10.3%

16 Adjusted net income attributable to Pilgrim's Pride Corporation ("Pilgrim's") is calculated by adding to net income attributable to Pilgrim's certain items of expense and deducting from net income attributable to Pilgrim's certain items of income, as shown below in the table. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is presented because it is used by management, and we believe it is frequently used by securities analysts, investors and other interested parties, in addition to and not in lieu of results prepared in conformity with U.S. GAAP, to compare the performance of companies. Management also believe that this non-U.S. GAAP financial measure, in combination with our financial results calculated in accordance with U.S. GAAP, provides investors with additional perspective regarding the impact of such charges on net income attributable to Pilgrim’s Pride Corporation per common diluted share. Adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is not a measurement of financial performance under U.S. GAAP, has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our results as reported under U.S. GAAP. Management believes that presentation of adjusted net income attributable to Pilgrim’s provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of net income attributable to Pilgrim’s Pride Corporation per common diluted share to adjusted net income attributable to Pilgrim’s Pride Corporation per common diluted share is as follows: PILGRIM'S PRIDE CORPORATION Reconciliation of Adjusted Net Income (Unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands, except per share data) Net income attributable to Pilgrim's $ 117,606 $ 342,813 $ 232,406 $ 994,366 Add: Foreign currency transaction losses 1,304 5,169 888 8,008 Litigation settlements — 19,582 158,905 85,296 Restructuring activities losses — 1,779 11,464 21,890 Asset impairment — — 25,558 — Loss (gain) on early extinguishment of debt recognized as a component of interest expense(a) (1,242) — 16,327 — Adjusted net income attributable to Pilgrim's before tax impact 117,668 369,343 445,548 1,109,560 Net tax impact of adjustments(b) (15) (6,420) (52,320) (27,876) Adjusted net income attributable to Pilgrim's $ 117,653 $ 362,923 $ 393,228 $ 1,081,684 Weighted average diluted shares of common stock outstanding 239,033 238,526 238,812 238,411 Adjusted net income attributable to Pilgrim's per common diluted share $ 0.49 $ 1.52 $ 1.65 $ 4.54 (a) The loss (gain) on early extinguishment of debt recognized as a component of interest expense was primarily due to the repurchase of the Senior Notes due 2033 in the second quarter of 2026. (b) Net tax impact of adjustments represents the tax impact of all adjustments shown above.

17 Adjusted EPS is calculated by dividing the adjusted net income attributable to Pilgrim's stockholders by the weighted average number of diluted shares. Management believes that Adjusted EPS provides useful supplemental information about our operating performance and enables comparison of our performance between periods because certain costs shown below are not indicative of our current operating performance. A reconciliation of U.S. GAAP to non-U.S. GAAP financial measures is as follows: PILGRIM'S PRIDE CORPORATION Reconciliation of GAAP EPS to Adjusted EPS (Unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 U.S. GAAP EPS $ 0.49 $ 1.44 $ 0.97 $ 4.17 Add: Foreign currency transaction losses 0.01 0.02 0.02 0.03 Litigation settlements — 0.08 0.66 0.36 Restructuring activities losses — 0.01 0.05 0.09 Asset impairment — — 0.11 — Loss (gain) on early extinguishment of debt recognized as a component of interest expense(a) (0.01) — 0.06 — Adjusted EPS attributable to Pilgrim's before tax impact 0.49 1.55 1.87 4.65 Net tax impact of adjustments(b) — (0.03) (0.22) (0.11) Adjusted EPS $ 0.49 $ 1.52 $ 1.65 $ 4.54 Weighted average diluted shares of common stock outstanding 239,033 238,526 238,812 238,411 (a) The loss (gain) on early extinguishment of debt recognized as a component of interest expense was primarily due to the repurchase of the Senior Notes due 2033 in the second quarter of 2026. (b) Net tax impact of adjustments represents the tax impact of all adjustments shown above.

18 PILGRIM'S PRIDE CORPORATION Supplementary Geographic Data (Unaudited) Three Months Ended Nine Months Ended September 27, 2026 September 28, 2025 September 27, 2026 September 28, 2025 (In thousands) Sources of net sales by country of origin: U.S. $ 2,680,134 $ 2,836,613 $ 7,964,774 $ 8,400,187 Europe 1,374,013 1,392,495 4,115,404 3,995,294 Mexico 599,059 530,234 1,731,891 1,584,235 Total net sales $ 4,653,206 $ 4,759,342 $ 13,812,069 $ 13,979,716 Sources of cost of sales by country of origin: U.S. $ 2,496,949 $ 2,353,296 $ 7,388,075 $ 7,040,006 Europe 1,261,691 1,271,148 3,771,806 3,633,510 Mexico 560,894 475,514 1,633,274 1,376,648 Total cost of sales $ 4,319,534 $ 4,099,958 $ 12,793,155 $ 12,050,164 Sources of gross profit by country of origin: U.S. $ 183,185 $ 483,317 $ 576,699 $ 1,360,181 Europe 112,322 121,347 343,598 361,784 Mexico 38,165 54,720 98,617 207,587 Total gross profit $ 333,672 $ 659,384 $ 1,018,914 $ 1,929,552 Sources of operating income by country of origin: U.S. $ 105,789 $ 384,123 $ 181,586 $ 1,057,916 Europe 63,415 69,484 188,721 188,974 Mexico 22,299 39,001 49,702 162,539 Total operating income $ 191,503 $ 492,608 $ 420,009 $ 1,409,429